Exhibit 23.2
                        CONSENT OF DELOITTE & TOUCHE LLP


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-115264 of The South Financial Group, Inc. on Form S-4 of our report dated March 16, 2004, appearing in and incorporated by reference in the Annual Report on Form 10-K of Florida Banks, Inc. for the year ended December 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Jacksonville, Florida
May 21, 2004